Exhibit 99.1

Anvia Holdings Corporation acquires Leading Malaysian Franchise Consulting Company, Entrepreneur Culture Inc Sdn Bhd Press Release | 10/25/2018

GLENDALE, CA, Oct. 25, 2018 (GLOBE NEWSWIRE) — Anvia Holdings Corporation (OTCQB: ANVV) (the “Company” or “Anvia Holdings”) today announced that it has executed an agreement to acquire all of the issued and outstanding shares of Entrepreneur Culture Inc Sdn Bhd, a Malaysia turnkey franchise development, registration and growth company, trading under the brand the franchise culture (“The Franchise Culture”).

Under the agreement Anvia Holdings through its fully owned subsidiary Anvia (Malaysia) Sdn Bhd, to be incorporated under the laws of Malaysia, shall acquire 100% of Entrepreneur Culture Inc Sdn Bhd outstanding shares for MYR 550,000 (about US$132,000). Anvia shall pay MYR 250,000 in cash and issue 65,455 shares of Anvia Holdings based on share price on the closing date of 23 October 2018. Anvia shall complete the historical audit and consolidate the revenues of the Franchise Culture within 71 days of 8K being filed with U.S Securities and Exchange Commission.

Wan Arjunawan Bin Wan Halim, Founder and President of Entrepreneur Culture Inc Sdn Bhd said “The Franchise Culture has been one of the 10 Malaysian government franchise consultants for past 10 years, acquisition by Anvia Holdings will help The Franchise Culture to grow beyond government funded franchise development projects to corporate and global markets by tapping into the corporate and international network of Anvia Holdings and its subsidiaries.”

Anvia Holdings Corporation Chief Executive Officer, Ali Kasa, added “acquisition of The Franchise Culture after the acquisition of Egnatium earlier this month further consolidates our corporate service portfolio of SCALE services by offering turnkey franchise development, registration, growth and marketing for our clients. With The Franchise Culture existing portfolio of Malaysian Franchisors and existing Egnatium SCALE solutions we can help modernize these franchise systems and help them grow. At the same time our customers can now grow using the franchise system solutions offered by the franchise culture.”

About Entrepreneur Culture Inc Sdn Bhd trading as The Franchise Culture

Entrepreneur Culture Inc Sdn Bhd was incorporated under the laws of Malaysia in 2006 by Wan Arjunawan Bin Wan Halim and Rosesida Binti Abdul Rahim. The company has been a Registered Franchise Consultant with Malaysian government agencies to help small and medium businesses develop, register and grow their franchise system. The company is among few registered franchise brokers licensed by Malaysian government.

As registered franchise consultant and broker, the company has helped a number of Malaysian small and medium companies to register and promote their franchise system.

As part for franchise development program The Franchise Culture has helped train, educate and coach entrepreneurs by conducting government and private funded training and coaching sessions.

The Franchise Culture aspires to be a global player in the franchise industry to help small and medium businesses grow and scale their operations using the franchise system. The company owns the Malaysian Franchise Marketplace to help global franchisors enter Malaysian market and Malaysian Franchisors expand globally. Additional information can be found at www.thefranchiseculture.com.

About Anvia Holdings Corporation

Anvia Holdings Corporation is a global technology and education service company that currently owns a number or proprietary software and mobile applications and educational platforms allowing individuals and organizations acquire formal qualifications or personal and leadership development through its platforms. Anvia Holdings Corporation trades on the OTCQB under the symbol ANVV.

For further information, please visit www.anviaholdings.com

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933, are subject to Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbors created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and other results and further events could differ materially from those anticipated in such statements. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

SOURCE: Anvia Holdings Corporation

Contact: support@anviaholdings.com

Phone: 323 713 3244